EXHIBIT 21

HCC INSURANCE HOLDINGS, INC.

SUBSIDIARIES

	Name	State or Country Incorporated
1	American Contractors Indemnity Company	California
2	Avemco Corporation	Delaware
3	Avemco Insurance Agency, Inc.	Maryland
4	Avemco Insurance Company	Maryland
5	Centris Group, Inc., The	Delaware
6	cineFinance Insurance Services, LLC	California
7	Continental Underwriters Ltd.	Louisiana
8	Covenant Claims Service, LLC	Louisiana
9	Covenant Underwriters Ltd.	Louisiana
10	CW Midwest, Inc. (d/b/a Cox Insurance Group)	Indiana
11	Dickson Manchester & Company Limited	United Kingdom
12	G.B. Kenrick & Associates, Inc.	Michigan
13	HCC Acquisition Sub, Inc.	New York
14	HCC Administrators, Inc.	Illinois
15	HCC Aviation Insurance Group, Inc.	Texas
16	HCC Benefits Corporation	Delaware
17	HCC Claims Services Ltd.	United Kingdom
18	HCC Credit Group, Inc.	New York
19	HCC Diversified Financial Products Limited	United Kingdom
20	HCC Employee Benefits, Inc.	Delaware
21	HCC Employer Services, Inc.	Alabama
22	HCC Employer Services, Inc.	Illinois
23	HCC Global Financial Products Ltd.	United Kingdom
24	HCC Global Financial Products of Texas, LLC	Texas
25	HCC Global Financial Products, LLC	Delaware
26	HCC Global Financial Products, SL	Spain
27	HCC Indemnity Guaranty Agency, Inc.	New York
28	HCC Insurance Holdings (International) Limited	United Kingdom
29	HCC Insurance Services Ltd.	United Kingdom
30	HCC Intermediate Holdings, Inc.	Delaware
31	HCC International Insurance Company PLC	United Kingdom
32	HCC Life Insurance Company	Indiana
33	HCC Medical Insurance Services, LLC	Wisconsin
34	HCC Public Risk Claim Service, Inc.	Michigan
35	HCC Re Agency Ltd.	Bermuda
36	HCC Reinsurance Company Limited	Bermuda
37	HCC Risk Management Corporation	Texas
38	HCC Service Company, Inc.	Delaware
39	HCC Service Delaware, LLC	Delaware
40	HCC Specialty Holdings (No. 1) Limited	United Kingdom
41	HCC Specialty Insurance Company	Oklahoma
42	HCC Specialty Ltd.	United Kingdom
43	HCC Specialty Underwriters, Inc.	Massachusetts
44	HCC Strategic Investments (UK) Ltd.	United Kingdom
45	HCC Strategic Investments, LLC	Delaware
46	HCC Surety Group, Inc.	Delaware

	Name	State or Country Incorporated
47	HCC Trustees Limited	United Kingdom
48	HCC Underwriters, A Texas Corporation	Texas
49	HCC Underwriting Agency Ltd.	United Kingdom
50	HCCI Credit Services Limited	United Kingdom
51	HCCI Group Limited	United Kingdom
52	HCCL Holdings Limited	United Kingdom
53	Houston Casualty Company	Texas
54	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
55	Illium, Inc.	Delaware
56	InsPro Corporation	California
57	LDG Re (London) Ltd.	United Kingdom
58	LDG Re Worldwide Limited	Delaware
59	LDG Re Worldwide Ltd.	United Kingdom
60	LDG Reinsurance Corporation	Massachusetts
61	LifeTrac, Inc.	Delaware
62	MAG Acquisition Sub, Inc.	Delaware
63	Manchester Dickson Holdings Limited	United Kingdom
64	Nameco (No. 808) Ltd.	United Kingdom
65	Novia Holdings, Inc.	Indiana
66	Occidental Services, Inc.	Delaware
67	PEPYS Holdings Limited	United Kingdom
68	Perico Life Insurance Company	Delaware
69	Perico Ltd.	Missouri
70	PIA (North America), Inc.	New York
71	Professional Indemnity Agency, Inc.	New Jersey
72	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
73	Specialty Insurance Underwriters, Inc.	Missouri
74	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
75	Surety Associates Holding Co., Inc.	New Mexico
76	TMD PIA, LLC	New York
77	TTR, L.L.C.	New York
78	U. S. Specialty Insurance Company	Texas
79	United States Surety Company	Maryland
80	US Holdings, Inc.	Delaware
81	USBenefits Insurance Services, Inc.	California
82	USSC Holdings, Inc.	Maryland
83	VASA Brougher, Inc.	Indiana
84	VASA North America, Inc.	Indiana
85	Vintage Insurance Programs, LLC	Delaware